SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
              THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or Section
     240.14a-12

                        TOUPS TECHNOLOGY LICENSING, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
       1)     Title of each class of securities to which transaction applies:
       2)     Aggregate number of securities to which transaction applies:
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       4) Proposed maximum aggregate value of transaction: 5) Total fee paid:

[_]  Fee paid previously with preliminary  materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
     2) Form, Schedule or Registration Statement No.:
     3) Filing Party:
     4) Date Filed:

                        TOUPS TECHNOLOGY LICENSING, INC.
             7887 BRYON DAIRY ROAD, SUITE 105, LARGO, FLORIDA 33777

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 19, 1999

                                ----------------

     The Annual Meeting of Shareholders of Toups Technology Licensing, Inc, a Florida Corporation, will be held at the Company's headquarters located at 7887 Bryan Diary Road, Suite 105, Largo, Florida 33777, on February 19, 1999 at 9:00 a.m., for the following purposes:

1. To elect the five members of the Board of Directors for the ensuing year.

2. To transact such other business as may properly come before the meeting.

     The names of the nominees intended to be presented by the Board of Directors for election as Directors for the ensuing year are set forth in the accompanying proxy statement. Only shareholders of record at the close of business on January 19, 1999 will be entitled to vote at the meeting. This Proxy is being provided to Shareholders of Record at or about January 19, 1999. All shareholders are cordially invited to attend the meeting in person.

     Under the present rules of the Securities and Exchange Commission (the "Commission"), and in view of the presently anticipated date of the Company's Proxy Statement for this year's Annual Meeting of Shareholders, the deadline for shareholders to submit proposals to be considered for inclusion in the Company's Proxy Statement for next year's Annual Meeting of Shareholders is expected to be October 20, 1999. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Commission. Such proposals should be submitted to the Corporate Secretary of the Company at the address of the Company's principal executive office shown above.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, IT IS REQUESTED THAT YOU COMPLETE, DATE AND SIGN THE ENCLOSED PROXY RELATING TO THE ANNUAL
MEETING AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors

Mark C. Clancy
Executive Vice President
Corporate Secretary

January 19, 1999

Revocation Rights

     A shareholder giving a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation or a fully executed proxy bearing a later date. A proxy may also be revoked if the shareholder who has executed it is present at the meeting and elects to vote in person.

Soliciting Party

     This solicitation is being made by the Registrant. The cost of soliciting the proxies, consisting of the preparation, printing, handling and mailing of the proxies and its related material, will be paid by the Company. The Company estimates that it will pay fees not to exceed $1,500 in the preparation, printing, handling and mailing of the proxies. In addition, the Company may reimburse reasonable expenses to brokerage firms and other persons representing beneficial owners of shares for their assistance in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain directors, officers and regular employees of the Company without additional compensation.

Voting Securities and Principal Holders Thereof

     The following table sets forth as of January 19,1999 certain information with respect to the beneficial ownership the Company's Common stock by each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, by each director, by each of the executive officers named in the Summary Compensation Table, and by all directors as a group.

                                                     # of Shares  % of Shares
Name and Address             Position                   Owned        Owned

Leon H. Toups            President, CEO and          4,006,680(2)    17.9%
418 Harbor View Lane     Chairman of the Board
Largo, Florida  33770    of Directors

Mark Clancy              Executive Vice President,    2,383,340      10.7%
417 Barrett Court        Corporate Secretary and
Tampa, Florida  33617    Director

Michael P. Toups         Vice-President, Finance,      2,383,340      10.7%
400 Palm Drive           Chief Financial Officer
Largo, Florida  33770    and Director

Errol J. Lasseigne       Director (proposed)             188,263       .08%
2364 Violet Place
Palm Harbor,Florida 34685

Leslie D. Reagin, III    Director (proposed)              366,425      .16%
720 Bluffview Drive
Belleair, Florida  34640

All Officers and Directors                               9,328,048     41.8%
as a Group. (five persons)

Jerry Kammerer                  (1)                      1,660,000      7.4%
1421 Water View Drive
Largo, Florida  33771

(1) Mr. Jerry Kammerer is a former Director of the Company. Mr. Kammerer was terminated as an Officer and Director of the Company on August 20, 1998. As of January 19, 1999, of the 1,750,000 shares originally owned by Mr. Kammerer, 180,000 were eligible for resale pursuant Rule 144 and Mr. Kammerer subsequently resold the 180,000 shares.
(2) During December, 1998, Mr. Toups donated 110,000 unregistered common shares to organizations which are part of the Catholic Church.

Directors and Executive Officers

     The Company proposes that the following five individuals be elected to the Board of Directors of the Company. Of the five proposed Directors, Messrs. Reagin and Lasseigne are slated to serve as Outside Directors and as Members of the Audit Committee . The persons named in the following table have been nominated by the present Board of Directors for election as Directors and , if elected, are willing to serve as such until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons nominated will be unable or unwilling to serve.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE BELOW LISTED NOMINEES AS DIRECTORS.

     The following table sets forth certain information concerning the nominees for election to the Board of Directors. All of the nominees are currently serving as directors of the Company, except for Mr. Errol Lasseigne and Leslie Reagin. Messrs. Lasseigne and Reagin have been nominated by the current Board of Directors to serve as Outside Directors and as Member of the Audit Committee. As of the date of this proxy statement, all nominees have consented to being named herein as nominees and to serve as directors if elected.

                        Age as of      Year First   Principal Occupation
Name                   Dec 31, 1998      Elected    During last five years
----                   ------------      -------    ----------------------

Leon H. Toups                60            1997     CEO, Toups Technology
                                                    CEO, DMV, Inc.
                                                    Chairman, InterSource

Mark C. Clancy               42            1997     Exec VP, Toups Technology
                                                    Compliance, DMV, Inc.

Michael P. Toups             33            1997     CFO, Toups Technology
                                                    CFO, InterSource

Leslie D. Reagan, III        55             (1)     See following description

Errol Lasseigne              57             (1)     See following description

(1) Messrs. Leon Toups, Mark Clancy and Michael Toups are co-foundering Directors of the Company and were re-elected as Directors in a Meeting of Shareholders held January 5, 1998. Messrs. Leslie Reagin and Errol Lasseigne have been nominated to stand for election during the Meeting of Shareholders to which this Proxy Solicitation pertains and have consented to serve if so elected as Directors of the Company. If elected, Messrs. Reagin and Lasseigne shall serve as Outside Directors and as Members of the Company's to be formed Audit Committee.

  Leon H. Toups (60) Chairman of the Board of Directors, President and Chief Executive Officer. Mr. Toups has served as the Company's Chairman of the Board of Directors, President and Chief Executive Officer since its inception. Mr. Toups' past professional experiences include, from 1980 to present, that of President and Chairman of the Board of Directors of DMV, Inc., Clearwater, Florida. Prior thereto, from 1973 to 1980, Mr. Toups served as President and Chief Operating Officer, as a Member, of the Board of Directors and as a Member of the Executive Committee of Chromalloy American Corporation, St Louis, Missouri, and as President of Chromalloy Natural Resources Company, Houma, Louisiana. Chromalloy American was an international conglomerate with sales of approximately $2.0 billion which employed 45,000 people world-wide and traded its capital stock on the New York Stock Exchange. Mr. Toups holds the following degrees: M.S. Aeropsace Engineering, University of Florida; M.S. Mechanical Engineering, Georgia Tech; B.S. Mechanical Engineering, Georgia Tech and E.A.A. from M.I.T.. From 1968 to 1969, Mr. Toups attended M.I.T. on a NASA Hugh Dryden Fellowship.

     Mark  Clancy  (42)   Director,   Executive  Vice  President  and  Corporate
Secretary. Mr. Clancy has served the Company in the capacities of Director, Corporate Secretary and Executive Vice President since its inception in July, 1997. Mr. Clancy's past business experiences include between 1993 - 1997 as Compliance Officer, DMV, Inc., Largo, Florida: 1996 to present: President, Total Kids, Incorporated, Tampa, Florida. Prior thereto, Mr. Clancy served as General Sales Manager of WRCC FM Radio, Cape Coral, Florida, and as Sales Consultant to WIZD FM Radio, West Palm Beach, Florida. Mr. Clancy was honorably discharged from the United States Marine Corps in 1982 and holds an AA degree from Hillsborough Community College, Tampa, Florida and currently attends the University of South Florida.

     Michael P. Toups (33) Director, Vice President, Finance and Chief Financial Officer. Mr. Toups has served as Director, Vice-President, Finance and Chief
Financial Officer for the Company since its inception. Mr. Toups' past professional experiences include, from 1996 to present: Director and Vice-President, Finance for InterSource Health Care, Inc., Clearwater, Florida; 1992 through the present; Vice-President, finance and Operations, DMV, Inc. Clearwater, Florida. Mr. Toups holds a MBA, University of Notre Dame with concentrations in finance and marketing and a BA degree in Business Administration from Texas Christian University.

     Errol J. Lasseigne (57). Proposed Director. Mr. Lasseigne is currently an owner/Officer of Senior Life Management, a New York corporation which provides psychological services and is an owner/Officer of Garden State Hospice, a New Jersey corporation which provides hospice services and family counseling. Mr. Lasseigne is also an owner/Officer of L & G Management, a Florida corporation which provides health care consulting and management services. Prior thereto, Mr. Lasseigne spent 24 years with the Eckerd Corporation serving in various retail pharmacy management positions and in development of institutional pharmacies. Mr. Lasseigne spent 2 years with the Dell Crane Corporation as Executive Vice President and Chief Operating Officer. Mr. Lasseigne is currently affiliated with the American Society of Consultant Pharmacist, American Pharmaceutical Association and the Florida State Chapter. He has served as Chairman of various professional committees in six States where he is registered to practice pharmacy.

     Leslie D. Reagin, III (55). Proposed Director. Mr. Reagin is the current President/Owner of the L.DR. Group, an investment management company established in 1993. Prior thereto, Mr. Reagin was engaged by the Eckerd Corporation for 32 years of which he served in various executive positions for 22 years. Mr. Reagin is currently affiliated with the following organization: Board Chairman for Webber College (18 year member); Board Chairman for Career Options Inc,; Board member and Member of the Executive Committee of Abilities of Florida, Inc; Board member of the Florida Chamber Foundation; Board member of the Morton Plant Mease Foundation and Board Member of the YMCA, Clearwater, Florida. Mr. Reagin's previous affiliations include serving as a Board member of the Florida Chamber of Commerce; Vice President of Finance and Chairman of the Chamber Management Corporation; Member o the Board of Overseers for the Southern College of Pharmaceutical Sciences, Miami, Florida; Past Board Chairman of the Pinellas Private Industry Council; Member of the National Association of Chain Drug Stores.

     The  Company's  Chief  Financial  Officer,   Vice-President,   Finance  and
Director, Michael P. Toups is the son of the Company's President, Chief Executive Officer and Chairman of the Board of Directors, Leon H. Toups.

Transactions Involving Officers and Directors.

     On November 30, 1998, effective December 18, 1998, the Registrant acquired InterSource HealthCare, Inc., ("InterSource") in an exchange of common shares agreement in which the Company issued 1,203,241 unregistered common shares in exchange for 100% of the issued and outstanding common shares of InterSource. The Company agreed to register 225,000 of the 1,203,241 common shares issued in the course of the acquisition. The consideration provided in the course of the acquisition was determined based on InterSource's unaudited financial statements for the eleven-month period ending November, 1998 and anticipated revenues and earnings for the twelve month period between Jan - Dec, 1999. Messrs. Leon Toups, Mark Clancy and Michael Toups, whom are three of the Company's Officers and are also Directors, received unregistered common shares as a result of the acquisition of InterSource.

     For the eleventh-month period ended November 30, 1998, the unaudited Statement of Operations for InterSource reflects sales of $2,438,158 and net income of $1,214,061. The effect upon the Company as a result of the acquisition as reflected in TTL's unaudited Statement of Operations for the Company as of the nine-month period ended September 30, 1998 and for InterSource as of the eleven-month period ended November 30, 1998 reflect sales of $4,139,142 and net income of $451,611.

     The Company affixed the acquisition value of InterSource at 1,203,241 shares of unregistered common stock. InterSource is a two-year old profitable company and prior to the acquisition, was capitalized with 8,882,000 shares held by 31 persons. In distributing the shares of TTL issued in the acquisition of InterSource, the Company divided InterSource shareholders into two groups: (i) individuals who had over time purchased unregistered shares of InterSource at the rate of $1.00 per Share, and; (ii) individuals who had received shares of InterSource as compensation or for services rendered.

     The result of this division was that of the 8,882,000 outstanding shares of InterSource, 225,000 shares held by 11 individuals were paid for at the rate of $1.00 per share and 8,657,000 shares held by 20 individuals were issued in lieu of compensation or for services rendered.

     In  concluding  the  acquisition  of  InterSource,  the Company then issued
225,000 of TTL's common shares on a share-for-share basis with the 11 shareholders. None of these individuals are officers, directors, associates or affiliates of the Company. The Company has agreed to conduct a registration of the 225,000 shares issued to the 11 individuals.

     Further in concluding the acquisition of InterSource, InterSource authorized a 1 to .113 reverse split of its remaining outstanding shares that were not purchased but were acquired as compensation or in exchange for services resulting in 978,241 shares outstanding held by 20 individuals. These 978,241 InterSource Shares were then exchange on a share for share basis with 978,241 TTL Shares. Of the 978,241 TTL Shares issued in the course of acquiring InterSource Mr. Leon Toups received 266,680 shares, Mr. Mark Clancy received 133,340 shares and Mr. Michael Toups received 133,340 shares. All three individuals were co-founding executive Officers of InterSource and have operated in such capacities for the past two years.

     None of the Company's Officers or Directors have sold any of their TTL Common Shares since inception of the Company . The Company's Officers and Directors are in compliance with Section 16(a) of the Securities and Exchange Act of 1934, as amended.

     The Company currently has no audit, nominating or compensation committees of the Board of Directors or committees performing similar functions. The Board of Directors conducted four scheduled and four unscheduled Meetings which were held during the twelve months ended December 30, 1998. Chairman Leon Toups and Directors Mark Clancy and Michael Toups, which members constitute 100% of the Company's Directors, attended and participated in all Meetings.

     Effective June 26, 1998, Mr. Charles McClure resigned as a Director of the Company. According to a resignation statement provided by Mr. McClure, there were no disagreements with the Registrant on any matter relating to the registrant's operations, policies or practices.

     Effective August 20, 1998, the Company's Board of Directors resolved to remove Mr. Jerry Kammerer as an Officer and Director for actions contrary to the registrant's policies.

Compensation of Directors and Executive Officers.

     The following table sets forth information respecting the compensation paid during the Company's last fiscal year to the President and Chief Executive Officer (CEO) and to the other executive officers of the Company. The Company does not compensate its Directors for the services.

Compensation Table

                                         Annual       Long-Term
                                      Compensation   Compensation
        (a)                   (b)      (c)     (d)       (e)
                                                      Restricted
Name and                    Fiscal                       Stock       Total
Principal Position           Year   Salary($) Bonus($)  Award(s)  Compensation

Leon H. Toups                  1998  $63,000     $0       $650       $63,650
President
Chief Executive Officer

Mark Clancy                    1998  $62,000      $0      $650       $62,650
Executive Vice President
Corporate Secretary

Michael P. Toups               1998  $61,000      $0      $650       $61,650
Vice President, Finance
Chief Financial Officer

Jerry Kammerer               1998(f) $48,000       $0      $0        $48,000

(a) All named executive Officers have served in their respective capacities since formation of the Company during July 1997.
(b) The Company was incorporated during July 1997. The Company activated operations on November 1, 1997 and all three officers were compensated at the rate of $3,000 per month for the months of November and December, 1997.
(c) Any increase in Officer compensation would be predicated on prevailing industry standards and the existing financial situation of the Company. The Board of Directors may authorize an increase in the compensation of the Company's executive officers without a vote of Shareholders.
(d) The Company did not make any bonus cash payments to its executive officers since inception except a Christmas bonus equal to one weeks salary which was also given to all of the Company's employees. However, the Company may, in the future, develop programs which may include bonus payments.
(e) Each Officer received his shares upon incorporation, at par value, in lieu of cash compensation. During the course of 1998, the Company has issued 650,000 unregistered common shares to each of its Officers
(f) Mr. Kammerer served as a Director and as the Company's Vice President, Business Development from January through August, 1998.

Independent Public Accountants.

     The Company's Accountants of Record are Harper, Van Scoik & Company, L. L. P., a worldwide organization of accounting firms and business advisors located in Clearwater, Florida. The Company's Accountants of Record will not be present at the Annual Meeting of Shareholders. The Company has engaged its current Accountant of Record since inception in August, 1997 and has engaged said Accountant of Record for the fiscal year 1999 as well as to conduct an audit of 1998 for the purposes of the Company's annual reporting obligations. The Company has never had any disagreements with its Accountants of Record.

Voting Procedures.

     At the Record Date, 22,263,299 Shares of the Company's Common stock, $.001 par value, held by approximately 274 Shareholders of record were issued and outstanding. A majority of those Shares ( a quorum) must be present, in person or by proxy, to conduct the business of the meeting. On all matters each share of the Company's Common Stock has one vote. All properly executed proxies will be voted in accordance with the instructions contained thereon, and if no choice is specified, the proxies will be voted for the election of all nominees named in this proxy.

     The quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" in any proposal are treated as being present at the meeting for purposes of establishing a quorum and are treated as shares entitled to vote at the Annual Meeting with respect to such proposal.

                                     PROXY

                     SOLICITED BY THE BOARD OF DIRECTORS OF
                        TOUPS TECHNOLOGY LICENSING, INC.

             FOR ANNUAL MEETING OF SHAREHOLDERS ON FEBRUARY 19, 1999

1.   ELECTION OF DIRECTORS. - ELECTION OF FIVE DIRECTORS.

Nominees: Leon H. Toups, Mark C. Clancy, Michael P. Toups, Errol J. Lasseigne and Leslie D. Reagin, III.

[_] FOR all nominees listed above, EXCEPT ANY WHOSE NAMES ARE CROSSED OUT IN THE ABOVE LIST (the Board of Directors favors an instruction to vote for all nominees).

[_]  AGAINST

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED IT WILL BE VOTED "FOR" AND ACCORDING TO THE DISCRETION OF THE PROXIES ON ANY OTHER PROPERLY PRESENTED MATTERS.

DATED: _____________, 1999

Name of Shareholder                           Number of Shares Eligible to Vote


----------------------------------                      ------------
(please print name of shareholder)

Signature _____________________     Title _____________________

     PLEASE READ: Execution should be exactly in the name in which the shares are held; if by a fiduciary, the fiduciary's full title should be shown; if by a corporation, execution should be in the corporate name by its chairman of the board, president or a vice president, or by other officers authorized by resolution of its board of directors or its bylaws; if by a partnership, execution should be in the partnership name by an authorized person.

     PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.